                                                                   EXHIBIT 10.72

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

         AMENDMENT dated as of March 14, 2001 to the Amended and Restated Credit Agreement dated as of September 8, 1999 (as heretofore amended, the "CREDIT AGREEMENT") among WILLIAMS COMMUNICATIONS, LLC (formerly known as Williams Communications, Inc., the "BORROWER"), WILLIAMS COMMUNICATIONS GROUP, INC. ("HOLDINGS"), the LENDERS party thereto (the "LENDERS"), BANK OF AMERICA, N.A., as Administrative Agent (the "ADMINISTRATIVE AGENT") and THE CHASE MANHATTAN BANK, as Syndication Agent ("SYNDICATION AGENT").

                                   WITNESSETH:

         WHEREAS, the parties hereto desire to amend the Credit Agreement to, among other things, (i) increase the maximum permitted amount of aggregate Incremental Commitments, (ii) provide the Administrative Agent, for the benefit of the Lenders, with a security interest in certain assets of the Borrower, Holdings and the Restricted Subsidiaries, as specified in the Credit Agreement as amended hereby, (iii) update the financial covenants and certain other covenants, and (iv) revise the margins applicable to fees and the Loans;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement and each other Loan Document shall, from and after the Amendment No. 4 Effective Date (as defined in Section 31 below), refer to the Credit Agreement as amended hereby.

         SECTION 2. Increase in Pricing. (a) The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is amended by deleting the chart set forth therein (the rates per annum set forth in such chart, the "Existing Margins") and replacing it with the chart set forth below (the rates per annum set forth in the chart below, the "New Margins"):

                FACILITIES RATING    EURODOLLAR SPREAD       ABR SPREAD        LEVERAGE PREMIUM
                -----------------    -----------------       ----------        ----------------

LEVEL I         BBB- and Baa3 or           1.50%                0.50%                0.25%
                     higher

LEVEL II           BB+ and Ba1            1.875%               0.875%                0.25%

LEVEL III          BB and Ba2              2.25%                1.25%                0.25%

LEVEL IV           BB- and Ba3             2.50%                1.50%                0.25%

LEVEL V          Lower than BB-
                or lower than Ba3          2.75%                1.75%                0.25%

         (b) The parties hereto agree that the "Applicable Margin" on any date prior to the Amendment No. 4 Effective Date shall be determined by reference to the Existing Margins and on any date on or after the Amendment No. 4 Effective Date shall be determined by reference to the New Margins.

         SECTION 3. Increase in Letters of Credit Sublimit. Section 2.05(b) of the Credit Agreement is amended by replacing the amount "$100,000,000" in clause
(i) thereof with the amount "$350,000,000".

         SECTION 4. Increase in Total Amount of Incremental Commitments .
Section 2.20(a) of the Credit Agreement is amended by replacing the amount "$500,000,000" with the amount "$950,000,000".

         SECTION 5. Exceptions to Mandatory Prepayments and Commitment Reductions. (a) Clause (a) of the definition of "Prepayment Event" in Section
1.01 of the Credit Agreement is amended by replacing the phrase "clauses (a) through (d), (f), (g) and (h) of Section 6.05" with the phrase "clauses (a) through (d) and (f) through (i) of Section 6.05".

         (b) Section 2.08(g) of the Credit Agreement is amended by replacing the phrase "December 31, 2001" with the phrase "December 31, 2002".

         (c) Section 2.11(c) of the Credit Agreement is amended by replacing the phrase "December 31, 2001" with the phrase "December 31, 2002".

         SECTION 6. Change in Reporting Requirements. Section 5.01(f) of the Credit Agreement is amended by inserting the phrase "except to the extent any such report, proxy statement or other material is available electronically on a publicly-accessible website" at the end thereof.

         SECTION 7. Sale of Solutions and ATL. (a) The following new definition is added in alphabetical order in Section 1.01 of the Credit Agreement:

                  "ATL" means ATL-Algar Telecom Leste S.A., a Brazilian corporation.

         (b) Article 5 of the Credit Agreement is amended by the addition of the following new Section 5.19 immediately after Section 5.18 thereof:

                           Section 5.19. Sale of Solutions and ATL. (a) Not
                  later than September 30, 2001, Holdings and the Borrower shall have sold, or caused to be sold, to one or more Persons that are not Affiliates of Holdings or any of its Subsidiaries, in one or more transactions (x) all of the capital stock of Solutions held by the Borrower, Holdings or any of its Subsidiaries and/or substantially all of the U.S. and Mexican assets (except aged receivables) of Solutions (and its Subsidiaries) in existence on the Amendment No. 4 Effective Date and (y) all of the capital stock of ATL held by the Borrower, Holdings or any of its Subsidiaries for fair market value and for Net Proceeds in cash in an aggregate amount of at least $700,000,000.

                           (b) Not later than December 31, 2001, Holdings and
                  the Borrower shall have sold or otherwise disposed of, or caused to be sold or otherwise disposed of, to one or more Persons that are not Affiliates of Holdings or any of its Subsidiaries, in one or more transactions, substantially all of the Canadian assets of Solutions (and its Subsidiaries) in existence on the Amendment No. 4 Effective Date.

         SECTION 8. Issuance of Additional Debt or Equity Securities. (a) The following new definitions are added in alphabetical order in Section 1.01 of the Credit Agreement:

                           "Incremental Facility Arranger" means each Person
                  acting as a "joint lead arranger" with respect to any Incremental Facility.

                           "Qualifying Issuances" means (i) any issuance of
                  Qualifying Equity Interests of Holdings, (ii) any issuance of unsecured Indebtedness described in clauses (a) or (b) of the definition thereof of Holdings or the Borrower, and (iii) any Sale and Leaseback Transaction by the Borrower or a Restricted Subsidiary the subject property of which is the building under construction as of the Amendment No. 4 Effective Date and adjacent to One Williams Center, together with the parking garage adjacent thereto, or any one or more of three corporate jets identified by the Borrower to the Lenders prior to the Amendment No. 4 Effective Date, so long as the terms and conditions of any such Indebtedness or Sale and Leaseback Transaction shall have been approved by all the

                  Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof.

         (b) Article 5 of the Credit Agreement is amended by the addition of the following new Section 5.20 immediately after Section 5.19 thereof:

                           Section 5.20. Qualifying Issuances. Not later than
                  December 31, 2001, the Borrower and/or Holdings shall have consummated Qualifying Issuances for Net Proceeds in cash in an aggregate amount of at least $500,000,000; provided that Net Proceeds in cash in an aggregate amount of not more than $350,000,000 shall have resulted from Qualifying Issuances described in clause (ii) or (iii) of the definition thereof.

         SECTION 9. Additional Permitted Debt. (a) The following new definitions are added in alphabetical order in Section 1.01 of the Credit Agreement:

                           "Amendment No.4 Effective Date" means the date of
                  effectiveness of Amendment No. 4 to this Agreement.

                           "Structured Note Financing" means the issuance by the
                  Structured Note Trust of notes for cash Net Proceeds of up to $1,500,000,000 substantially on the terms and conditions described by the Borrower in the "Term Sheet for Structured Note" included as an attachment to the Borrower's Amendment Request distributed to the Lenders on or prior to March 7, 2001 or otherwise approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof.

                           "Structured Note Trust" means an Unrestricted
                  Subsidiary created for the purpose of consummating the Structured Note Financing and conducting no activities other than the consummation of the Structured Note Financing and activities incidental thereto.

         (b) Section 6.01 of the Credit Agreement is amended by the insertion of the following new subsections (r), (s), (t) and (u) immediately after subsection
(q) thereof:

                           (r) Indebtedness of Holdings or the Borrower incurred
                  pursuant to a Qualifying Issuance; provided that the aggregate Net Proceeds in cash received by Holdings and/or the Borrower from the issuance of such Indebtedness, plus the Net Proceeds in cash from any Sale and Leaseback Transaction constituting a Qualifying Issuance shall not exceed $350,000,000;

                           (s) Indebtedness with respect to industrial revenue
                  bonds issued for the benefit of the Borrower, Holdings or any Restricted Subsidiary in an aggregate principal or face amount not to exceed $50,000,000;

                           (t) unsecured Indebtedness of Holdings in an
                  aggregate principal amount not to exceed $150,000,000 incurred prior to the consummation of the Structured Note Financing so long as (i) the proceeds of such Indebtedness are used solely to make the capital contributions described in Section 6.04(u) and (ii) the terms and conditions of any such Indebtedness shall have been approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof;

                           (u) unsecured Indebtedness of Holdings owed to the
                  Structured Note Trust in an aggregate principal amount up to $1,650,000,000 in connection with the consummation of the Structured Note Financing, so long as the terms and conditions of such Indebtedness shall have been approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof; and

         SECTION 10. Activities of Trading Subsidiary. Section 6.03(c) of the Credit Agreement is amended by inserting the phrase "a developing or" immediately prior to the phrase "established market" in clause (v) thereof.

         SECTION 11. Additional Permitted Investments. (a) The definition of "Additional Capital" in Section 1.01 of the Credit Agreement is amended to read as follows:

                           "Additional Capital" means the sum of:

                                    (a) $850 million;

                                    (b) the aggregate Net Proceeds received by
                           the Borrower from the issuance or sale of any Qualifying Equity Interests of Holdings, subsequent to the Amendment No. 4 Effective Date; and

                                    (c) the aggregate Net Proceeds from the
                           issuance or sale of Qualifying Holdings Debt subsequent to the Amendment No. 4 Effective Date convertible or exchangeable into Qualifying Equity Interests of Holdings, in each case upon conversion or exchange thereof into

                           Qualifying Equity Interests of Holdings subsequent to the Amendment No. 4 Effective Date;

                                    provided, however, that the Net Proceeds from the issuance or sale of Equity Interests or Debt described in clause (b) or
                                    (c) shall be excluded from any computation of Additional Capital to the extent (1) utilized to make a Restricted Payment or (2) such Equity Interests or Debt shall have been issued or sold to the Borrower, a Subsidiary of the Borrower or a Plan.

         (b) Section 6.04(e) of the Credit Agreement is amended by inserting the phrase "any Indebtedness of Holdings or the Borrower constituting a Qualifying Issuance" immediately after the phrase "High Yield Notes" in clause (i) thereof.

         (c) Section 6.04 of the Credit Agreement is amended by (i) deleting the "and" at the end of subsection (r) thereof and (ii) inserting the following new subsections (t) and (u) immediately after subsection (s) thereof:

                                    (t) Letters of Credit to support obligations
                           of a Trading Subsidiary incurred in the ordinary course of business; and

                                    (u) capital contributions made by Holdings
                           to the Borrower and by the Borrower to the Structured Note Trust, in each case in an aggregate principal amount not to exceed $150,000,000 and in order to consummate the Structured Note Financing;

         (d) The proviso at the end of Section 6.04 of the Credit Agreement is amended by deleting all the words contained therein after "shall not exceed" and replacing them with the following phrase: "the sum of an amount (which amount, for purposes of this proviso only, shall not be less than zero) equal to (x) the amount of Additional Capital as of such date minus (y) (A) acquisitions of ADP Property permitted under Section 6.04(g) made on or prior to such date and (B) Capital Expenditures permitted under Section 6.08(b) made on or prior to such date.".

         SECTION 12. Additional Permitted Asset Sales. (a) The definition of "Permitted Telecommunications Asset Disposition" in Section 1.01 of the Credit Agreement is amended to read as follows:

                                    "Permitted Telecommunications Asset
                           Disposition" means the transfer, conveyance, sale, lease or other disposition of an interest in or capacity on (1) optical fiber and/or conduit and any related equipment, technology or software used in a Segment of the Borrower's and the Restricted Subsidiaries' communications network, other than in the ordinary course of business; provided that after giving effect to such disposition, the Borrower and the Restricted Subsidiaries would retain the right to use at least the minimum retained capacity set forth below:

                           (i) with respect to any Segment constructed by, for or on behalf of the Borrower or any Subsidiary or Affiliate, (x) 24 optical fibers per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition or (y) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition; and

                           (ii) with respect to any Segment purchased or leased from third parties, the lesser of (x) 50% of the optical fibers per route mile originally purchased or leased on such Segment, (y) 24 optical fibers per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition or (z) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition; or

                                    (2) single strand fiber used in a Segment of
                           the Borrower's and the Restricted Subsidiaries' communications network, other than in the ordinary course of business; provided that after giving effect to such disposition, the Borrower and the Restricted Subsidiaries would not eliminate all capacity between the endpoint cities connected by any fiber of the Borrower or its Restricted Subsidiaries.

         (b) Section 6.05 of the Credit Agreement is amended by (i) relettering existing subsection (h) thereof as clause (j) and amending the cross-reference in such new subsection (j) and in the proviso at the end of Section 6.05 to reflect such change and (ii) inserting the following new subsection (h) immediately after subsection (g) thereof:

                                    (h) the sale, transfer or other dispositions
                           required by Section 5.19;

         SECTION 13. Carveout to Sale and Leaseback Transactions Covenant . The proviso at the end of Section 6.06 of the Credit Agreement is amended to read as follows: "; provided that the sum of the aggregate amount of Attributable Debt in respect of all such Sale and Leaseback Transactions permitted under this clause (ii) at any time outstanding (other than any such Attributable Debt with respect to any Sale and Leaseback Transaction constituting a Qualifying Issuance) and the aggregate amount of Indebtedness secured by Liens permitted by
Section 6.02(a)(viii) at such time outstanding shall not exceed 5% of consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time. For purposes of determining compliance with the proviso set forth in the immediately preceding sentence, Capital Lease Obligations shall not in any event be included in the calculation of "Attributable Debt.".

         SECTION 14. Additional Permitted Restricted Payments. (a) The following new definitions are added in alphabetical order in Section 1.01 of the Credit
Agreement:

                                    "Leverage Target Date" means the first date
                           on or after March 31, 2002 on which the Total Leverage Ratio for the fiscal quarter (or fiscal year, as the case may be) most recently ended and with respect to which Holdings and the Borrower shall have delivered the financial statements required to be delivered by them with respect to such fiscal quarter (or fiscal year, as the case may be) pursuant to Sections 5.01(a) or (b) does not exceed 3.5:1.0.

                                    "Structured Note Bridge Indebtedness" means
                           the Indebtedness permitted to be incurred by Holdings pursuant to Section 6.01(t).

         (b) Section 6.07(a) of the Credit Agreement is amended by (i) deleting the word "and" immediately preceding clause (iv) and (ii) replacing the period at the end of such Section 6.07(a) with "; (v) on and after the Leverage Target Date, Holdings may declare and pay dividends in cash with respect to its convertible preferred stock outstanding as of the Amendment No. 4 Effective Date in an amount not exceeding $40,000,000 in any fiscal year and the Borrower may declare and pay dividends to Holdings to permit Holdings to declare and pay such dividends and (vi) at any time after the consummation of the Structured Note Financing, the Borrower may declare and pay a dividend to Holdings so long as
(x) the aggregate amount of such dividend shall not exceed the principal amount of the Structured Note Bridge Indebtedness outstanding at the time such dividend is paid plus accrued interest thereon, (y) no Default has occurred and is continuing or would result therefrom and (z) immediately upon receipt thereof, Holdings shall apply all of the proceeds of such dividend to repay in full the Structured Note Bridge Indebtedness then outstanding.

         SECTION 15. Permitted Capital Expenditures. Section 6.08 of the Credit Agreement is amended to read as follows:

                                    SECTION 6.08. Limitation on Capital
                           Expenditures. (a) Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) for any fiscal year set forth below shall not exceed the amount set forth below opposite such fiscal year:

FISCAL YEAR                                       AMOUNT
   2001                                       $2,750,000,000
   2002                                       $2,500,000,000
   2003                                       $2,250,000,000
   2004                                       $2,250,000,000
   2005                                       $2,250,000,000
   2006 and each fiscal year                  $2,800,000,000
   thereafter

                  provided that if the aggregate amount of Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) actually made in any such period or fiscal year shall be less than the limit with respect thereto set forth above (before giving effect to any increase therein pursuant to this proviso) (the "Base Amount"), then an amount equal to 50% of such shortfall may be added to the amount of such Capital Expenditures permitted for the immediately succeeding fiscal year (such amount to be added for any fiscal year, the "Rollover Amount"); provided further that any Capital Expenditures (other than Capital Expenditures permitted under
                  Section 6.08(b) below) made during any fiscal year for which any Rollover Amount shall have been so added shall be applied, first, to the Rollover Amount added for such fiscal year and, second, to the Base Amount for such fiscal year.

         (b) In addition to Capital Expenditures permitted under Section 6.08(a) above, Holdings and the Restricted Subsidiaries may make (i) Capital Expenditures consisting of acquisitions of ADP Property permitted under Section 6.04(g) or 6.04(l) and (ii) Capital Expenditures on any date after the Amendment No.4 Effective Date in an aggregate amount not to exceed Additional Capital as of such date minus (A) Investments permitted under clause (ii) of the proviso to
Section 6.04 made on or prior to such date and (B) purchases of ADP Property permitted under Section 6.04(g) made on or prior to such date.

         SECTION 16. Total Net Debt to Contributed Capital Covenant. Section
6.15 of the Credit Agreement is amended to read as follows:

                           SECTION 6.15. Total Net Debt to Contributed Capital
                  Ratio. The Total Net Debt to Contributed Capital Ratio shall at no time prior to January 1, 2002 exceed .65 to 1.00.

         SECTION 17. Minimum EBITDA Covenant. Section 6.16 of the Credit Agreement is amended by deleting the table set forth therein and replacing it with the following table:

         PERIOD                                                    AMOUNT

         January 1, 2001-March 31, 2001                            $200,000,000

         April 1, 2001-June 30, 2001                               $300,000,000

         July 1, 2001-September 30, 2001                           $350,000,000

         October 1, 2001-December 31, 2001                         $350,000,000

         SECTION 18. Total Leverage Ratio Covenant. Section 6.17(a) of the Credit Agreement is amended by deleting the table set forth therein and replacing it with the following table:

                                                                     TOTAL LEVERAGE
         PERIOD                                                           RATIO

         March 31, 2002-December 30, 2002                               12.50:1.00

         December 31, 2002-December 30, 2003                            9.50:1.00

         December 31, 2003 and thereafter                               4.00:1.00

         SECTION 19. Senior Leverage Ratio Covenant. Section 6.18 of the Credit Agreement is amended by deleting the table set forth therein and replacing it with the following table:

                                                                   SENIOR LEVERAGE
         PERIOD                                                         RATIO

         March 31, 2002-December 30, 2002                              5.25:1.00

         December 31, 2002-December 30, 2003                           3.25:1.00

         December 31, 2003 and thereafter                              2.50:1.00

         SECTION 20. Interest Coverage Ratio Covenant. Section 6.19 of the Credit Agreement is amended by deleting the table set forth therein and replacing it with the following table:

                                                                  INTEREST COVERAGE
         PERIOD                                                         RATIO

         June 30, 2002-June 29, 2003                                   1.00:1.00

         June 30, 2003-December 30, 2003                               1.50:1.00

         December 31, 2003 and thereafter                              2.00:1.00

         SECTION 21. Additional Events of Default. Clause (i) of Section 7.01(d) of the Credit Agreement is amended to read as follows: " (i) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of Holdings or the Borrower), 5.10, 5.11A, 5.11B, 5.13, 5.17, 5.18, 5.19 or 5.20 or in Article
6 or".

         SECTION 22. Addition of a Form of Security Agreement. (a) The Credit Agreement is amended by adding Exhibit K hereto as Exhibit K to the Credit Agreement.

         SECTION 23. Requirement of Granting of Collateral Upon Borrower Ceasing to Be a Subsidiary of Parent. (a) The definition of "Collateral Documents" in
Section 1.01 of the Credit Agreement is amended by inserting immediately after the word "means" the phrase "the Security Agreement and".

         (b) The following new definitions are added in alphabetical order in
Section 1.01 of the Credit Agreement:

                           "Initial Collateral Date" means the first date on
                  which the Parent ceases to own at least a majority of the outstanding securities having ordinary voting power of Holdings, whether as a result of the consummation of the Spin-Off or otherwise.

                           "Security Agreement" means the security agreement
                  substantially in the form of Exhibit K hereto among the Borrower, each Restricted Subsidiary and the Administrative Agent entered into as of the Initial Collateral Date, as amended from time to time.

         (c) Section 5.11 of the Credit Agreement is renumbered Section 5.11B and a new Section 5.11A is added immediately prior to such new Section 5.11B of the Credit Agreement, to read in its entirety as follows:

                           SECTION 5.11A. Initial Collateral Date. On the
                  Initial Collateral Date, Holdings and the Borrower hereby agree that they will, and will cause each other Restricted Subsidiary to:

                           (a) Deliver to the Administrative Agent duly executed
                  counterparts of the Security Agreement, together with the following:

                                    (i) duly executed counterparts of each
                           supplemental agreement required to be executed and delivered by the terms of the Security Agreement (including, without limitation, any Patent Security Agreement, and Trademark Security Agreement and any Control Agreement, in each case as defined in the Security Agreement);

                                    (ii) stock certificates representing any or
                           all of the outstanding shares of capital stock or other Equity Interests of the Borrower and each Restricted Subsidiary and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates;

                                    (iii) any or all documents and instruments,
                           including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                                    (iv) a completed perfection certificate
                           dated the Initial Collateral Date, in form and substance reasonably satisfactory to the Administrative Agent and signed by an executive officer or Financial Officer of Holdings, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by such perfection certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                           (b) Deliver to the Administrative Agent a favorable
                  written opinion (addressed to the Agents, the Issuing Banks, the Swingline Lenders and the Lenders and dated the Initial Collateral Date) of each of (i) counsel for Holdings, the Borrower and each Subsidiary Loan Party reasonably acceptable to the Administrative Agent, (ii) the general counsel of Holdings and (iii) local counsel in the jurisdictions where the Borrower is incorporated and where its chief executive office is located and, in the case of each such opinion required by this paragraph, covering such matters relating to the Loan Parties, the Loan Documents, the Collateral and the Transactions as the Administrative Agent (or its counsel) or the Required Lenders shall reasonably request.

         (d) New Section 5.11B(a) of the Credit Agreement is amended by replacing the initial paragraph thereof with the following:

                           (a) Subject to subsection (d) of this Section 5.11B,
                  deliver to the Administrative Agent duly executed counterparts of the Security Agreement (to the extent not previously delivered pursuant to Section 5.11A) and each other Collateral Document reasonably requested by the Administrative Agent or the Required Lenders, in form and substance satisfactory to the Administrative Agent or the Required Lenders, signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party requested by the Administrative Agent or the Required Lenders, together with (to the extent not previously delivered pursuant to Section 5.11A) such of the following as shall have been so requested:

         (e) New Section 5.11B of the Credit Agreement is amended by adding the following new subsection (e) immediately after subsection (d) thereof:

                           (e) None of the Borrower, Holdings or any Restricted
                  Subsidiary of Holdings shall be required to grant to the Administrative Agent or any Lender, pursuant to the provisions of this Section 5.11B, a Lien on any of the following assets:
                  (i) voting Equity Interests of any Foreign Subsidiary representing in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (ii) any ADP Property to the extent such ADP Property secures any ADP Obligation and
                  (iii) any other asset subject to a security interest permitted by clauses (iv), (v), (viii), or (ix) of Section 6.02 but only, in the case of any asset described in clauses (ii) or
                  (iii), to the extent the granting of such Lien is prohibited by the terms of the agreement pursuant to which such security interest has been granted.

         (f) Sections 5.12(a) and (b) of the Credit Agreement are amended in each case by deleting the phrase "After the occurrence of a Collateral Establishment Date and for so long as a Collateral Event shall continue thereafter," at the beginning of each such Section and capitalizing the initial letter of the following word.

         (g) Section 5.13 of the Credit Agreement is amended as follows:

                           SECTION 5.13. Additional Subsidiaries. (a) If CNG
                  shall become a Subsidiary Loan Party, if Solutions shall determine to become a guarantor under the Subsidiary Guarantee or if any additional Subsidiary is formed or acquired, Holdings and the Borrower will notify the Administrative Agent and the Lenders thereof and if such Subsidiary is a Subsidiary Loan Party, (i) cause such Subsidiary, within ten Business Days after such Subsidiary Loan Party is formed or acquired, to become a party to the Subsidiary Guarantee as an additional guarantor thereunder and to the Security Agreement as a "Lien Grantor" thereunder, (ii) deliver all stock certificates representing the capital stock or other Equity Interests of such Subsidiary to the Administrative Agent, together with stock powers and instruments of transfer, endorsed in blank, with respect to such certificates and (iii) take all actions required under the Security Agreement to perfect, register and/or record the Liens granted by it thereunder and the Lien on such capital stock or other Equity Interests or as may be reasonably requested by the Administrative Agent or the Required Lenders.

                           (b) If a Collateral Establishment Date has occurred
                  and any Collateral Event is then continuing, such Subsidiary is a Subsidiary Loan Party and the Administrative Agent or the Required Lenders so request in writing, Holdings and the Borrower shall (i) within 30 days after such Subsidiary is formed or acquired, cause such Subsidiary to become a party to such Collateral Documents (in addition to the Security Agreement) as the Administrative Agent or the Required Lenders shall request and promptly take such actions as the Administrative Agent or the Required Lenders shall reasonably request to create and perfect Liens on such of such Subsidiary's assets (in accordance with the standards set forth in Section 5.11B(a)) as the Administrative Agent or the Required Lenders shall so request to secure its obligations under the Subsidiary Guarantee, and (ii) within 60 days after such Subsidiary is formed or acquired, cause such Subsidiary to enter into such Mortgage or Mortgages as the Administrative Agent or the Required Lenders shall so request with respect to any or all material real property owned by such Subsidiary to secure some or all of its obligations under the Subsidiary Guarantee and to take such actions (including, without limitation, actions of the type referred to in Section 5.11B(a)) with respect thereto as the Administrative Agent or the Required Lenders shall reasonably request.

                           (c) None of the Borrower, Holdings or any Subsidiary
                  Loan Party shall be required to grant to the Administrative Agent or any Lender, pursuant to the provisions of this
                  Section 5.13, a Lien on any of the following assets: (i) voting Equity Interests of any Foreign Subsidiary representing in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (ii) any ADP Property to the extent such ADP Property secures any ADP Obligation and (iii) any other asset subject to a security interest permitted by clauses (iv), (v), (viii), or (ix) of Section 6.02 but only, in the case of any asset described in clauses (ii) or (iii), to the extent the granting of such Lien is prohibited by the terms of the agreement pursuant to which such security interest has been granted.

         (h) Section 5.14(a) of the Credit Agreement is amended by (i) deleting the phrase "After the occurrence of a Collateral Establishment Date and for so long as a Collateral Event shall continue thereafter," at the beginning there of and replacing it with the phrase "On any date", (ii) inserting the phrase "required to be in effect on such date" immediately after the reference to "Collateral Documents" contained therein and (iii) inserting the phrase "required to be in effect on such date" at the end of such Section.

         (i) Section 5.14(b) of the Credit Agreement is amended by (i) deleting the phrase "after any Collateral Establishment Date and prior to the date of a Collateral Release Event" and (ii) adding the following proviso at the end thereof: "provided that, none of the Borrower, Holdings or any Subsidiary Loan Party shall be required to grant to the Administrative Agent or any Lender, pursuant to the provisions of this Section 5.14, a Lien on any of the following assets: (i) at any time prior to any Collateral Establishment Date, any assets of a type other than a type constituting "Collateral" under the form of Security Agreement set forth on Exhibit K hereto as in effect on the Amendment No. 4 Effective Date, (ii) voting Equity Interests of any Foreign Subsidiary representing in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (iii) any ADP Property to the extent such ADP Property secures any ADP Obligation and (iv) any other asset subject to a security interest permitted by clauses (iv), (v), (viii), or (ix) of Section 6.02 but only, in the case of any asset described in clauses (iii) or (iv), to the extent the granting of such Lien is prohibited by the terms of the agreement pursuant to which such security interest has been granted.

         (j) Section 6.02(a)(i) of the Credit Agreement is amended by replacing the reference to "Section 5.11(d)" with a reference to "Section 5.11B(d)".

         SECTION 24. Permitted Receivables Transactions. (a) The following new definitions are added in alphabetical order in Section 1.01 of the Credit
Agreement:

                           "Permitted Receivables Disposition" means any
                  transfer (by way of sale, pledge or otherwise) by the Borrower or any Restricted Subsidiary to any other Person (including a Receivables Subsidiary) of accounts receivable and other rights to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise and including the right to payment of interest or finance charges) and related contract and other rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor (and the property subject thereto), all guarantees and other agreements or arrangements of whatsoever character from time to time supporting such right to payment, and all other rights, title and interest in goods relating to a sale which gave rise to such right of payment) in connection with a Permitted Receivables Financing.

                           "Permitted Receivables Financing" means any
                  receivables securitization program or other type of accounts receivable financing transaction by the Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed $250,000,000 on terms reasonably satisfactory to all the Incremental Facilities Arrangers (if any) and the Administrative Agent.

                           "Receivables Subsidiary" means any wholly-owned
                  Unrestricted Subsidiary (regardless of the form thereof) of the Borrower formed solely for the purpose of, and which engages in no other activities except those necessary for, effecting Permitted Receivables Financings.

         (b) The proviso contained in the definition of "Subsidiary Loan Party" in Section 1.01 of the Credit Agreement is amended to read in its entirety as follows "; provided that no Receivables Subsidiary shall be a Subsidiary Loan Party for any purpose under the Loan Documents.".

         (c) Section 6.01 of the Credit Agreement is amended by inserting the following new subsection (v) immediately after subsection (u) thereof:

                           (v) on any date on or after the Leverage Target Date,
                  Indebtedness of the Borrower owing to a Receivables Subsidiary under a Permitted Receivables Financing;

         (d) Section 6.02(a) of the Credit Agreement is amended by (i) deleting the "and" at the end of clause (viii) thereof, (ii) inserting an "and" at the end of clause (ix) thereof and (iii) inserting the following new clause (x) immediately after clause (ix) thereof:

                           (x) on any date on or after the Leverage Target Date,
                  Liens created in connection with Permitted Receivables Financings, including, without limitation, Liens on proceeds in any form and bank accounts in which any such proceeds are deposited; provided that, except for the assets transferred pursuant to Permitted Receivables Dispositions made in connection with such Permitted Receivables Financings, no such Lien may extend to any assets of Borrower or any Subsidiary of the Borrower that is not a Receivables Subsidiary;

         (e) Section 6.04 of the Credit Agreement is amended by inserting the following new subsection (v) immediately after subsection (u) thereof:

                           (v) Investments in Receivables Subsidiaries made in
                  connection with Permitted Receivables Financings;

         (f) Section 6.05 of the Credit Agreement is amended by inserting the following new subsection (i) immediately after subsection (h) thereof:

                           (i) any transfer of Receivables and Related
                  Transferred Rights (each as defined in the Security Agreement attached hereto as Exhibit K) in order to consummate a Permitted Receivables Transaction or to transfer such assets pursuant to a factoring arrangement;

         (g) Section 7.01(g) is amended by inserting the phrase "or Permitted Receivables Financing" after all three references to "Material Indebtedness" contained therein.

         SECTION 25. Spin-Off Permitted. (a) The definition of "Change in Control" in Section 1.01 of the Credit Agreement is amended by (i) inserting into clause (c) the phrase "other than as a result of the consummation of the Spin-Off," immediately before the phrase "the failure" contained therein and
(ii) replacing in clause (e) the phrase "other than the Parent" with the phrase "(other than, prior to the consummation of the Spin-Off, the Parent)".

         (b) The following new definition is added in alphabetical order in
Section 1.01 of the Credit Agreement:

                           "Spin-Off" means the distribution by Parent to its
                  shareholders of all or substantially all of the capital stock of Holdings held by Parent substantially on the terms described by the Borrower to the Lenders prior to the Amendment No. 4 Effective Date.

         (c) Section 6.20(a) of the Credit Agreement is amended by adding the following phrase at the beginning thereof: "At any time prior to the consummation of the Spin-Off,".

         (d) Section 7.01(p) of the Credit Agreement is amended by adding the following phrase at the beginning thereof: "at any time prior to the consummation of the Spin-Off,".

         SECTION 26. Deletion of Provisions Relating to the Intercompany Note .
(a) Section 1.01 of the Credit Agreement is amended by deleting the defined term "Intercompany Note" contained therein.

         (b) Section 5.10(a) of the Credit Agreement is amended by deleting clause (iii) thereof and renumbering the subsequent clauses thereof.

         (c) Subsection (l) of Section 6.01 of the Credit Agreement is amended to read as follows: "(l) [Intentionally deleted];".

         (d) Subsection (n) of Section 6.01 of the Credit Agreement is amended to read as follows: "(n) [Intentionally deleted];"

         (e) Section 6.02(b) of Credit Agreement is amended by deleting clause
(i) thereof and renumbering the subsequent clauses thereof.

         (f) Section 6.04(g) of the Credit Agreement is amended by deleting clause (i) thereof and renumbering the subsequent clauses.

         (g) Section 6.07(b) of the Credit Agreement is amended by (x) deleting the phrase "Intercompany Note," contained therein, (y) replacing in clause (i) thereof the phrase ", subject, in the case of payments of interest in respect of the Intercompany Note, to the limitations set forth in Section 6.07(b)(ii) below and in the Intercreditor Agreements; and " with a period and (z) deleting clause
(ii) thereof in its entirety.

         (h) Section 6.08(b) of the Credit Agreement is amended by replacing the comma before clause (B) with the word "and" and deleting the phrase "and (C) payments of principal of the Intercompany Note permitted under Section 6.07(b)(ii)(x) made on or prior to such date" contained therein.

         (i) Section 6.10 of the Credit Agreement is amended by deleting the phrase "Intercompany Note," in clause (i) in the proviso thereto.

         (j) Section 6.13 of the Credit Agreement is amended by deleting clause
(c) thereof and relettering the subsequent clauses.

         (k) Section 6.17 of the Credit Agreement is amended by deleting subsection (b) thereof.

         SECTION 27. CSI, Inc. No Longer an Unrestricted Subsidiaries. The definition of "Unrestricted Subsidiaries" contained in Section 1.01 of the Credit Agreement is amended by deleting the number "(i)" and the entire clause
(ii) thereof, and replacing the word "and" after the phrase "Section 6.14" contained therein with a period.

         SECTION 28. Representations of Borrower and Holdings. Each of the Borrower and Holdings represents and warrants that (i) each of the representations and warranties applicable to it as set forth in Article 3 of the Credit Agreement will be true on and as of the Amendment No. 4 Effective Date (except in the case of any such representation or warranty that, by its terms expressly relates only to a specified earlier date, each of which representations and warranties was true as of such specified earlier date), and
(ii) no Default will have occurred and be continuing on such date.

         SECTION 29. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 30. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 31. Effectiveness. This Amendment shall become effective on and as of the date when the following conditions are met (the "AMENDMENT NO. 4 EFFECTIVE DATE"):

                  (a) the Administrative Agent shall have received from each of Holdings, the Borrower and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

                  (b) the Administrative Agent shall have received from each Subsidiary Loan Party an acknowledgment in form and substance reasonably satisfactory to the Administrative Agent to the effect that the obligations of the Borrower and Holdings under the Credit Agreement as amended hereby constitute "Guaranteed Obligations" of such Subsidiary Loan Party under the Subsidiary Guarantee;

                  (c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel;

                  (d) the Administrative Agent shall have received a certificate, dated the Amendment No. 4 Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the matters set forth in Section 28 of this Amendment;

                  (e) the Administrative Agent shall have received evidence satisfactory to it that the Intercreditor Agreement with respect to the ADP shall be in full force and effect on the terms in effect immediately prior to the effectiveness of this Amendment;

                  (f) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment No. 4 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document;

                  (g) the Lenders shall have received, and shall be satisfied with, (i) audited consolidated financial statements of Holdings for the fiscal years ended December 31, 1999 and December 31, 2000 (if available) and (ii) satisfactory unaudited interim consolidated financial statements of the Borrower and Holdings for each fiscal quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available;

                  (h) the Lenders shall have received, and shall be satisfied with, Holdings and the Borrower's projected annual pro forma balance sheets, statements of operations and cash flows for the fiscal years 2001 through 2007, in each of the foregoing cases (i) after giving effect to Borrowings under the Incremental Facilities (in the maximum aggregate amount permitted under the Credit Agreement as amended by this Amendment) and the Structured Note Financing (as defined in the Credit Agreement as amended by this Amendment) and (ii) after giving effect to the transactions described in clause (i) and, in addition, the sale of all of the capital stock or all or substantially all of the assets of Solutions;

                  (i) there shall be no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the transactions contemplated by this Amendment;

                  (j) since December 31, 1999, there shall have been no Material Adverse Change;

                  (k) the Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower shall have entered into one or more hedging transactions with respect to the portfolio of equity securities investments referred to by the Borrower as the "Tech Farm investments" on terms and conditions reasonably satisfactory to the Administrative Agent; and

                  (l) the Administrative Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Financial Officer of each of Holdings and the Borrower.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       WILLIAMS COMMUNICATIONS, LLC

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       BANK OF AMERICA, N.A.

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       THE CHASE MANHATTAN BANK

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       [OTHER LENDERS]

                                                                       EXHIBIT K

                           FORM OF SECURITY AGREEMENT

                                    [to come]

                                       23